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                                                                    EXHIBIT 23.8

            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

July 24, 1998

Securities and Exchange Commission
Washington, D.C. 20549

To whom it may concern,

We hereby consent to the use of our opinion letter dated the date of the Joint Proxy Statement/Prospectus to the Board of Directors of H.F. Ahmanson and Co. (the "Company") attached as Appendix B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the heading "The Merger--Opinions of Financial Advisors--Opinion of CSFB". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ P. Olivier Sarkozy

    P. Olivier Sarkozy